Exhibit 10.5

2000 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Corporation”), and ALBERT J. NEUPAVER, an employee of the Corporation or one of its Subsidiaries (the “Grantee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1. Restricted Stock Award.    The Corporation hereby confirms the award to the Grantee of ninety thousand (90,000) shares of Common Stock, par value $0.01 per share, of the Corporation (the “Restricted Stock”), under and subject to the terms and conditions of the Corporation’s 2000 Stock Incentive Plan, as amended through February 16, 2006 (the “Plan”) and this Agreement. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires. This Restricted Stock award shall be effective as of February 1, 2006 (the “Effective Date”), provided that this Agreement is executed by the Grantee and delivered to the Corporation. As of the Effective Date, the Grantee shall be a shareholder of the Corporation with respect to the Restricted Stock and shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends and other distributions paid with respect to such Restricted Stock, subject to the restrictions of the Plan and this Agreement.

2. Acceptance of Restricted Share Award.    The Grantee accepts the award of the Restricted Stock confirmed hereby, subject to the restrictions of the Plan and this Agreement.

3. Restrictions.

A. If the Grantee’s employment with the Corporation or any of its Subsidiaries terminates on the dates set forth below in this Section 3(A) for any reason other than as a result of the Grantee’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 (the “Code”) or any successor section) or as a result of termination by the Corporation or any Subsidiary without cause, and the employment restriction has not previously lapsed by virtue of Section 3(C) hereof, the shares of the Restricted Stock set forth in the table below in this Section 3(A) which have not been previously forfeited to the Corporation shall, upon such termination of employment and without any further action, be forfeited to the Corporation by the Grantee and cease to be issued and outstanding shares of the Common Stock of the Corporation:

Date of Termination of Employment	Number of Shares of the Restricted Stock Forfeited
On or Before January 31, 2007	90,000
Between February 1, 2007 and January 31, 2008, inclusive	67,500
Between February 1, 2008 and January 31, 2009, inclusive	45,000
Between February 1, 2009 and January 31, 2010, inclusive	22,500
On and After February 1, 2010	0

If the Grantee remains employed with the Corporation or any of its Subsidiaries on the respective dates on which the shares of the Restricted Stock are no longer subject to forfeiture under the preceding table, the shares of the Restricted Stock have not been previously forfeited to the Corporation pursuant to Section 3(B) hereof and the employment restriction has not previously lapsed by virtue of Section 3(C) hereof, the employment restriction imposed hereby on the respective shares of the Restricted Stock shall lapse and a certificate representing such shares shall be issued or transferred by the Corporation to the Grantee. If the Grantee’s employment with the Corporation or any of its Subsidiaries terminates as a result of the Grantee’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code or any successor section) or as a result of termination by the Corporation or any of its Subsidiaries without cause, the employment restriction imposed hereby on the shares of the Restricted Stock which have not been previously forfeited to the Corporation pursuant to Section 3(B) hereof and on which the employment restriction has not previously lapsed shall lapse and a certificate representing such shares shall be issued or transferred by the Corporation to the Grantee (or the Grantee’s personal representative).

B. If the Grantee (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries (provided, however, that this clause shall not apply if Section 8(D) of the Plan applies), (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries or (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, the Corporation may cause all shares of the Restricted Stock remaining subject to the employment restriction imposed hereby to be immediately forfeited to the Corporation and the Grantee shall have no further rights with respect to such shares. Whether the Grantee has engaged in any of the activities referred to in the immediately preceding sentence shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

C. If (i) a Section 8 Event occurs, (ii) the employment restriction imposed hereby on the shares of the Restricted Stock has not previously lapsed, (iii) such shares of the Restricted Stock have not been previously forfeited to the Corporation, and (iv) the Grantee is not a person referred to in the proviso to Section 8(A)(7) of the Plan, the employment restriction imposed hereby on such shares of the Restricted Stock remaining subject to the employment restriction imposed hereby shall lapse upon the occurrence of any Section 8 Event and a certificate representing such shares shall be issued or transferred by the Corporation to the Grantee.

D. Except for transfers to a trust that is revocable by the Grantee alone as permitted by Section 6(A) of the Plan and subject to the conditions set forth therein, the Grantee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of the Restricted Stock, or any rights or interests appertaining thereto, prior to the lapse of the employment restriction imposed hereby and the issuance or transfer by the Corporation to the Grantee of certificates with respect to such shares as provided herein, except that the shares of the Restricted Stock may be transferred by the Grantee by Will or, if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the Grantee at the time of death. Subsequent to the lapse of the employment restriction imposed hereby, Grantee agrees that the Restricted Stock cannot be offered, sold, pledged or otherwise disposed of, and the Grantee will not offer, sell, pledge or otherwise dispose of the Restricted Stock, except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) and qualification under applicable state and foreign securities laws, or (ii) in accordance with Rule 144 under the 1933 Act.

E. As of the Effective Date, certificates representing the shares of the Registered Stock shall be issued in the name of the Grantee and held by the Corporation in escrow until the earlier of the forfeiture of the shares of the Restricted Stock to the Corporation or, subject to Section 4 hereof, the lapse of the employment restriction set forth herein with respect to such shares. The Grantee shall execute and deliver to the Corporation a blank stock power in form acceptable to the Corporation with respect to each of the certificates representing the shares of the Restricted Stock. Such stock power shall be returned to the Grantee if the employment restriction imposed hereby lapses with respect to the shares to which the stock power relates.

4. Section 83(b) Election; Withholding of Taxes.    The Grantee shall be advised by the Corporation or a Subsidiary as to the amount of any Federal income or employment taxes required to be withheld by the Corporation or such Subsidiary on the compensation income resulting from the award of the Restricted Stock. The timing of the withholding will depend on whether the Grantee made an election under Section 83(b) of the Code. State, local or foreign income or employment taxes may also be required to be withheld by the Corporation or a Subsidiary on any compensation income resulting from the award of the Restricted Stock. The Grantee shall pay any taxes required to be withheld directly to the Corporation or any Subsidiary in cash upon receipt. If the Grantee does not pay any taxes required to be withheld directly to the Corporation or one of its Subsidiaries within ten days after any such request, the Corporation or any of its Subsidiaries may withhold such taxes from any other compensation to which the Grantee is entitled from the Corporation or any of its Subsidiaries. The Grantee shall hold the Corporation and its Subsidiaries harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so. Notwithstanding other provisions of this Agreement, the certificates representing the shares of the Restricted Stock shall not be released from escrow until all taxes required to be withheld with respect to the Restricted Stock have been paid to the Corporation or a Subsidiary.

5. Interpretation of Plan and Agreement.    This Agreement is the restricted stock agreement referred to in Section 6(A) of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes.

6. Effect of Agreement on Rights of Corporation and Grantee.    This Agreement does not confer any right on the Grantee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of the Grantee.

7. Binding Effect.    This Agreement shall be binding upon the successors and assigns of the Corporation and upon the legal representatives, heirs and legatees of the Grantee.

8. Entire Agreement.    This Agreement constitutes the entire agreement between the Corporation and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Grantee with respect to the subject matter of this Agreement.

9. Amendment.    This Agreement may be amended only by a written instrument signed by the Corporation and the Grantee.

10. Section Headings.    The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

11. Governing Law.    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Corporation and the Grantee have executed this Agreement as of this 1st day of February, 2006.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/S/ SCOTT WAHLSTROM
Scott Wahlstrom
Vice President, Human Resources

WITNESS:	GRANTEE:

/S/ JENNIFER GOLDSTEIN	/S/ ALBERT J. NEUPAVER
Albert J. Neupaver